UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 30, 2022

Sharps Technology, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

001-41355	82-3751728
(Commission File Number)	(IRS Employer Identification No.)

105 Maxess Road, Melville, New York 11747

(Address of Principal Executive Offices)

(631) 574-4436

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	STSS	NASDAQ Capital Market
Common Stock Purchase Warrants	STSSW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

The Company is filing this Form 8-K/A to correct a typographical error in the Current Report on Form 8-K filed on December 28, 2022. The Corrected text of Item 5.03 is set forth below.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 22, 2022, Sharps Technology, Inc. (the “Company”) filed a Certificate of Amendment to Designation with the Secretary of State of Nevada to amend the voting rights for the holder of the Company’s Series A Preferred Stock to be entitled to twenty-nine and one-half percent (29.5%) vote from twenty-five percent (25%) vote. The amendment was provided for in the employment agreement of the Company’s Chief Operating Officer, Alan Blackman who is the holder of the Series A Preferred Stock.

The foregoing description of the Certificate of Amendment to Designation does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment to Designation, a copy of which is filed as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1	Certificate of Amendment to Designation*
104	Cover Page Interactive Data File (formatted as Inline XBRL)

*Previously filed on December 28, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2022

SHARPS TECHNOLOGY, INC.

/s/ Andrew R. Crescenzo
Andrew R. Crescenzo
Chief Financial Officer